Exhibit 99.A

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D with respect to the shares of common stock of Velo3D, Inc. dated the date hereof, is, and any amendments thereto signed by the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: the 2nd day of January, 2025.

ARRAYED NOTES ACQUISITION CORP.

By:	/s/ Arun Jeldi
Name:	Arun Jeldi
Title:	Chief Executive Officer

ARRAYED ADDITIVE, INC.

By:	/s/ Arun Jeldi
Name:	Arun Jeldi
Title:	Chief Executive Officer

Arun Jeldi

By:	/s/ Arun Jeldi